Exhibit 5.2

Opinion of Tarrant Sibley, Esq.

May 8, 2014

Hasbro, Inc.

1027 Newport Avenue

Pawtucket, RI 02861

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by Hasbro, Inc., a Rhode Island corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

(i)	senior debt securities (the “Senior Debt Securities”);

(ii)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(iii)	common stock, par value $0.50 per share (the “Common Stock”);

(iv)	preference stock, par value $2.50 per share (the “Preference Stock”);

(v)	depositary shares representing a fractional interest in a share of Preference Stock (the “Depositary Shares”);

(vi)	contracts obligating the Company or a holder to purchase or sell Common Stock, Preference Stock, Depositary Shares or Debt Securities at a future date or dates (the “Purchase Contracts”);

(vii)	purchase units, consisting of one or more Purchase Contracts and beneficial interests in Debt Securities, debt obligations of third parties, including U.S. treasury securities, or any other securities (the “Purchase Units”); and

(viii)	warrants to purchase Debt Securities, Common Stock or Preference Stock (the “Warrants”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

Hasbro, Inc.

May 8, 2014

I am the Senior Vice President and Deputy General Counsel of the Company and have advised the Company in connection with the filing of the Registration Statement.

I have examined and relied upon signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. I, or attorneys under my supervision, have also examined and relied upon the Restated Articles of Incorporation of the Company (as amended or restated from time to time, the “Articles of Incorporation”), the Amended and Restated Bylaws of the Company (as amended or restated from time to time, the “Bylaws”) and minutes of meetings of the stockholders and the Board of Directors of the Company and such other documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal capacity of all signatories to such documents.

I have relied as to certain matters on information obtained from public officials and officers of the Company, and I have assumed that (i) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (iii) with respect to shares of Common Stock or Preference Stock offered, there will be sufficient shares of Common Stock or Preference Stock authorized under the Articles of Incorporation and not otherwise reserved for issuance; and (iv) the Company will be validly existing as a corporation and in good standing under the laws of the State of Rhode Island.

I am expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. I have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

I have assumed for purposes of my opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

I have also assumed that the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is then subject, (ii) any law, rule, or regulation to which the Company or any of its properties is then subject or (iii) any judicial or regulatory order or decree of any governmental authority.

Hasbro, Inc.

May 8, 2014

I have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

I express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Rhode Island. To the extent that the opinions set forth herein relate to matters under the state laws of the State of New York, I have relied on the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, which is being filed as Exhibit 5.1 to the Registration Statement. I also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, I express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Rhode Island.

2. With respect to the Common Stock, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (“Authorizing Resolutions”), (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Articles of Incorporation and Bylaws, (iii) the shares of Common Stock have been issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

3. With respect to shares of any series of the Preference Stock, when (i) Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a Certificate of Designations setting forth such preferences, limitations and relative rights (the “Certificate of Designations”) with respect to the series with the Secretary of State of the State of Rhode Island, and such Certificate of Designations has been duly filed, (ii) the terms of the issuance and sale of the series of Preference Stock have been duly established in conformity with the Articles of Incorporation and Bylaws, (iii) the shares of the series of Preference Stock have been issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Preference Stock, the shares of such series of Preference Stock will be validly issued, fully paid and non-assessable.

Hasbro, Inc.

May 8, 2014

4. With respect to Common Stock or Preference Stock to be issued upon conversion, exercise, exchange or otherwise pursuant to the terms of any other Securities, when such Common Stock or Preference Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Securities and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock or Preference Stock, as the case may be, will be validly issued, fully paid and nonassessable

Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Wilmer Cutler Pickering Hale and Dorr LLP may rely on this opinion in rendering its opinion to the Company relating to the enforceability of the Debt Securities, Purchase Units, Purchase Contracts and Warrants and the issuance of the Depositary Shares.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

By:	/s/ Tarrant Sibley
Tarrant Sibley, Senior Vice President and Deputy General Counsel

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